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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 10, 2005, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Wexford Shipping Company for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

New York, New York

May 11, 2005

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  Exhibit 23.2